EXHIBIT 22.1


                                  SUBSIDIARIES
                             (As of June 19, 1995)


                            THE LORI CORPORATION (1)





 New Dimensions *             Rosecraft, Inc. (1)           Lawrence Jewelry
Accessories, Ltd (2)                 100 %                   Corporation (1)
      100 %                                                       100 %













 (1) Delaware Corporation
 (2) New York Corporation


  *  Effective December 27, 1994 New Dimensions terminated operations.